Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (“Agreement”), is entered into by Empire Indemnity Insurance Company a/s/o GeoPharma, Inc. d/b/a Innovative Health Products f/k/a Innovative Companies, Inc., d/b/a Innovative Health Products f/k/a GeoPharmacy, Inc., d/b/a Innovative Health Products; Empire Indemnity Insurance Company a/s/o Belcher Pharmaceuticals, Inc.; GeoPharma, Inc., d/b/a Innovative Health Products f/k/a Innovative Companies, Inc. d/b/a Innovative Products, f/k/a Go2Pharmacy, Inc. d/b/a Innovative Health Products, individually, and Belcher Pharmaceuticals, Inc. individually (hereinafter collectively referred to as “Plaintiffs”), on the one hand, and Jack’s Magic Products, Inc., Amerisure Insurance Company, Amerisure Mutual Insurance Company, and Stratford Corporation on the other hand (collectively, the “Parties”).

RECITALS

WHEREAS, on August 26-27, 2002, a fire occurred at the premises of Jack’s Magic Products, Inc. in Largo, Florida, adjacent to premises leased and insured by the Plaintiffs allegedly causing damages to the Plaintiffs.

WHEREAS, the Plaintiffs filed a Lawsuit against Jack’s Magic Products, Inc. seeking to recover for the aforesaid alleged damages, in the Circuit Court of the Sixth Judicial Circuit, in and for Pinellas County, Florida, Case Number: 03-9728-CI-15 (the “Lawsuit”).

WHEREAS, Amerisure Mutual Insurance Company, pursuant to a certain policy of insurance, insured Jack’s Magic Products, Inc. for the causes of action pled by the Plaintiffs in the Lawsuit and the damages sought by the Plaintiffs in the Lawsuit.

WHEREAS, assertions have been made that Amerisure Insurance Company was involved in various acts of wrongdoing in relationship to the Lawsuit.

WHEREAS, assertions have been made that Stratford Corporation was involved in various acts of wrongdoing in relationship to the Lawsuit.

WHEREAS, Amerisure Mutual Insurance Company, pursuant to a certain policy of insurance, insured Stratford Corporation for the various acts of wrongdoing alleged in relation to the Lawsuit.

WHEREAS, Jack’s Magic Products Inc., Amerisure Insurance Company, Amerisure Mutual Insurance Company, and Stratford Corporation have expressly denied and continue to deny liability in the Lawsuit and otherwise for any damages that may have occurred as a result of the August 26-27, 2002 fire.

WHEREAS, the Parties desire to resolve the Lawsuit with respect to the claims against Jack’s Magic Products, Inc. and any potential claims against Amerisure Insurance Company, Amerisure Mutual Insurance Company, and Stratford Corporation including but not limited to claims alleging spoilation of evidence and bad faith claims handling, and are entering into this Agreement pursuant to the terms and conditions herein solely to avoid the expense, uncertainty and inconvenience of litigation with each other, and without any admission of liability associated herewith.

Settlement Agreement and Mutual Release

NOW, THEREFORE, for and in consideration of the premises and covenants and Agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to the following:

1.	By July 27, 2005, Amerisure Insurance Company or Amerisure Mutual Insurance Company shall cause to be paid to the Plaintiffs $4,450,000.00 (four million, four hundred fifty thousand dollars) as full and final satisfaction of any and all claims referred to in Paragraph # 2 below. Jack’s Magic Products, Inc., Amerisure Insurance Company, Amerisure Mutual Insurance Company and/or Stratford Corporation have the discretion to fund the settlement from any source they choose. The settlement check shall be made payable to Seiden, Alder & Matthewman, P.A. trust account and shall be delivered to Seiden, Alder Matthewman, P.A., 2300 Glades Road, West Tower, Suite # 340, Boca Raton, Florida 33431. To the extent the full amount is not paid by July 27, 2005, Plaintiffs may move the Court for entry of a Final Judgment against the defaulting party under this Agreement, together with interest and attorney’s fees for the enforcement of this Agreement.

2.	Each of the Parties individually releases, remisses, acquits, satisfies and forever discharges each of the other Parties and their respective heirs, legal representatives, agents and assigns of individuals, and the legal representatives, agents, insurers, employees, predecessors, successors and assigns of corporations of and from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of monies, accounts, reckonings, bills, bonds, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity, which any of the Parties ever had, now has, or which any of the Parties may have in the future, or any personal representative, successor, heir or assign of any of the Parties can, shall or may have, against any of the Parties arising from the August 26-27, 2002 fire and/or the Lawsuit, except as set forth in Paragraph #1 above and Paragraph #3 below, including all claims pled in the Lawsuit, and all potential claims against Amerisure Insurance Company and/or Amerisure Mutual Insurance Company and/or Stratford Corporation whether the claims are founded on spoilation of evidence, bad faith claims handling or otherwise.

3.	It is expressly understood and agreed that between Jack’s Magic Products, Inc. (and its insurer, Amerisure Mutual Insurance Company) and Stratford Corporation (and its insurer which is also Amerisure Mutual Insurance Company) that the release mentioned in Paragraph #2 above only applies to any and all claims arising from or relating to the August 26-27, 2002 fire at Jack’s Magic Products, Inc.’s premises. It is expressly understood and agreed that Jack’s Magic Products, Inc. is not releasing any and all claims against Stratford Corporation (and its insurer, Amerisure Mutual Insurance Company) that do not arise from or relate to the August 26-27, 2002 fire at Jack’s Magic Products, Inc.’s premises.

4.	The Parties agree that except as stated in Paragraph # 1 above, each of the Parties shall bear their own attorney’s fees and costs incurred in connection with the Lawsuit, and the Parties agree to execute a Stipulation of Dismissal of all claims amongst the Parties in the Lawsuit with prejudice.

Settlement Agreement and Mutual Release

5.	The Plaintiffs hereby assign to Jack’s Magic Products, Inc., Amerisure Insurance Company and/or Amerisure Mutual Insurance Company, the right to pursue all claims the Plaintiffs have against any other entity arising from the August 26-27, 2002 fire, including, but not limited to, all claims against ChemOne, Ltd., Harcross Chemical Company, and Bay Chemical Company.

6.	The settlement reflected in this Agreement is a resolution of disputed claims, allegations and assertions and the Parties enter into this settlement to avoid the time, expense, and risks of litigation. Nothing in this Agreement shall be construed or interpreted in any manner as an admission by Jack’s Magic Products, Inc., Amerisure Insurance Company, Amerisure Mutual Insurance Company or Stratford Corporation as to any liability for any damages arising out of the August 26-27, 2002 fire and, Jack’s Magic Products, Inc., Amerisure Insurance Company, Amerisure Mutual Insurance Company, and Stratford Corporation expressly deny the claims and allegations of fault arising out of or relating to the Lawsuit.

7.	The Parties have agreed that the terms, conditions, and amount of the settlement being paid to resolve the Lawsuit and claims is to be maintained confidential and shall not be disclosed unless required to do so by Court Order or as otherwise required by law or insuring obligations. If one of the parties to this agreement determines that they have a legal obligation to disclose any of its terms and conditions, then they shall advise the other parties of this fact before any disclosure is made. If all parties agree that said intended disclosure is required by law, then it will be permitted. If the parties are in disagreement as to which such disclosure is required by law, then the Court which handled the litigation will decide the issue of whether such disclosure is required.

8.	This Agreement is to be governed by, construed, and interpreted in accordance with the laws of the State of Florida.

9.	This Agreement shall be binding upon and inure to the benefits of the Parties hereto and their respective successors and assigns.

10.	The Parties agree that if any terms, provisions, covenants or conditions of this Agreement or the application thereof to any person, entity or circumstance, shall to any extent be or be declared to be invalid or unenforceable, the remainder of this Agreement or the application of such provision, term, covenant, or condition to any other person, entity or circumstance shall not be affected thereby, and each other provision, term, covenant or condition of this Agreement shall be valid and enforceable to the full extent permitted by law.

11.	The Parties understand and agree that the promises and undertakings set forth herein are the sole consideration for the Agreement and that the conditions stated herein are contractual and not a mere recital and that all of the Agreements and undertakings on the subject matter

Settlement Agreement and Mutual Release

hereof are expressed and embodied herein. Anything herein to the contrary notwithstanding, this Agreement may be fully enforced by any action at law or in equity and nothing herein contained shall preclude or be construed to preclude any action in law or in equity to enforce the provisions of this Agreement.

12.	This Agreement constitutes the entire Agreement of the Parties with respect to the matter stated in this Agreement. The Parties specifically understand and agree that this Agreement supercedes any and all prior oral, written, express or implied agreements, promises, or understandings which may have been made among them. The Parties further acknowledge that they have not relied on any statements or representations by any other party that are not contained in this Agreement.

13.	The Parties hereby acknowledge that this Agreement was negotiated at arms length, that the Parties are and have been represented by counsel in connection with the negotiation of this Agreement, that the provisions of this Agreement and the legal effect thereof have been fully explained to them, and that they have entered into this Agreement freely and voluntarily and without coercion or undue influence.

14.	In the event any ambiguity is found to exist in any provision of this Agreement, such ambiguity is not to be presumptively construed for or against any party. The Parties further agree that this Agreement was negotiated and implemented in good faith.

15.	This Agreement cannot be modified orally, but only in writing signed by each of the Parties.

16.	By their notarized signatures below, the undersigned represent and warrant that they have full authority to bind the parties to the terms of this Agreement.

17.	This Agreement may be executed in multiple counterparts, all of which taken together shall constitute one in the same instrument. The Parties agree that the original of this Agreement signed by all Parties is not required for its enforcement and that a copy of the Agreement containing the Parties’ signatures may be used for all purposes in lieu of a signed original.

18.	The date of this Agreement shall be the date of the last signature to this Agreement.

19.	The Court shall retain jurisdiction over this cause for the purposes of enforcing the settlement, including the confidentiality provisions contained herein.

IN WITNESSED WHEREOF, the Parties have caused this Agreement to be executed as of this date and year, which shall be the effective date of this Agreement.

Settlement Agreement and Mutual Release

Empire Indemnity Insurance Company
By:	Robert Urban, Jr.

Title:	Recovery Manager

STATE OF NEBRASKA	)
COUNTY OF DOUGLAS	)

The foregoing instrument was acknowledged before me this 9th day of August 2005, by Robert Urban, Jr., on behalf of Empire Indemnity Insurance Company, and who did take an oath.

NOTARY PUBLIC /s/ Kimberly Victor

(SEAL)	PRINT NAME: Kimberly Victor

My Commission Expires: 1-14-09

Settlement Agreement and Mutual Release

GeoPharma, Inc.
By:	Carol-Dore Falcone

Title:	Vice President & Chief Financial Officer

STATE OF FLORIDA	)
COUNTY OF PINELLAS	)

The foregoing instrument was acknowledged before me this 10th day of August 2005, by Carol-Dore Falcone, on behalf of GeoPharma, Inc., and who did take an oath.

NOTARY PUBLIC /s/ MaryJo Barranco

(SEAL)	PRINT NAME: MaryJo Barranco

My Commission Expires: 9-22-07

Settlement Agreement and Mutual Release

Belcher Pharmaceuticals, Inc.
By:	Carol-Dore President

Title:	Vice President & Chief Financial Officer

STATE OF FLORIDA	)
COUNTY OF PINELLAS	)

The foregoing instrument was acknowledged before me this 10th day of 2005, by August, on behalf of Empire Indemnity Insurance Company., and who did take an oath.

NOTARY PUBLIC /s/ MaryJo Barranco

(SEAL)	PRINT NAME: MaryJo Barranco

My Commission Expires: 9-22-07

Settlement Agreement and Mutual Release

Jack’s Magic Products, Inc.
By:	Illegible

Title:	President

STATE OF FLORIDA	)
COUNTY OF	)

The foregoing instrument was acknowledged before me this 12 day of August 2005, by Jack’s Magic Products, Inc., on behalf of Jack’s Magic Products, Inc., and who did take an oath.

NOTARY PUBLIC /s/ Lanni Fiorigigilio

(SEAL)	PRINT NAME: Lanni Fiorigigilio

My Commission Expires: 8/18/08

Settlement Agreement and Mutual Release

Amerisure Insurance Company
By:	Don A. Smith

Title:	Vice President-Claims, Loss Control, Pressure Audit & Quality

STATE OF MICHIGAN	)
COUNTY OF WAYNE	)

The foregoing instrument was acknowledged before me this 12 day of August 2005, by                             , on behalf of Amerisure Insurance Company., and who did take an oath.

NOTARY PUBLIC /s/ Martha B. Hage

(SEAL)	PRINT NAME: Martha B. Hage

My Commission Expires: 8/10/06

Settlement Agreement and Mutual Release

Amerisure Mutual Insurance Company
By:	Don A. Smith

Title:	Vice President-Claims, Loss Control, President Audit & Quality

STATE OF MICHIGAN	)
COUNTY OF WAYNE	)

The foregoing instrument was acknowledged before me this 12th day of August 2005, by                             , on behalf of Amerisure Insurance Company., and who did take an oath.

NOTARY PUBLIC /s/ Martha B. Hage

(SEAL)	PRINT NAME: Martha B. Hage

My Commission Expires: 8/18/2006

Settlement Agreement and Mutual Release

Stratford Corporation
By:	George R. Novack

Title:	CFO

STATE OF FLORIDA	)
COUNTY OF	)

The foregoing instrument was acknowledged before me this 17th day of August 2005, by George R. Novack, on behalf of Stratford Corporation, and who did take an oath.

NOTARY PUBLIC /s/ Thomas J. Donnelly

(SEAL)	PRINT NAME: Thomas J. Donnelly

My Commission Expires: 8/18/2006